Exhibit 10.11.1

INTRACOASTAL POINTE OFFICE BUILDING
AMENDMENT TO OFFICE LEASE

This Amendment to Office Lease Agreement made and entered in to this 29th day of August, 2022 by and between Quentin Partners Co. as Agent for Intracoastal Pointe, Inc. (both Florida corporations), as “Landlord;” and Dyadic International, Inc., as “Tenant.”

WITNESSETH

WHEREAS, Landlord and Tenant entered into that Office Lease dated December 30, 2010, and the subsequent Amendments; relative to the Leased Premises set forth therein. Premises currently consist of Suite 405 (2,087 ± s.f.) which is currently known as Suite 404; and

WHEREAS, Tenant now desires to extend the term of the lease by twelve months until August 31, 2023; and

TERM: Term will begin on September 1, 2022 and end on August 31, 2023 (unless otherwise terminated as provided in the Lease).

TOTAL RENT FOR SUITE 405 (2,078 ± s.f.):

9/01/22-8/31/23: $14.50 per square foot; $30,131.00 / year; $2,510.92 / month*

*All rates plus CAM (which shall never be less than $10.00 psf) plus sales tax (currently at 6.5%).

PREMISES: Landlord will deliver premises in an “as is” condition.

During the Term, Tenant shall use the number Suite “404”. Tenant shall be responsible for all expense related to the adjustment of Suite numbers.

Except as set forth herein, all other terms, conditions, provisions and requirements of the Lease remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

LANDLORD: QUENTIN PARTNERS CO. As Agent for: Intracoastal Pointe Inc.	TENANT: DYADIC INTERNATIONAL, INC
/s/ James Q Riordan, Jr	/s/ Mark Emalfarb
By: James Q Riordan, Jr., President	By: Mark Emalfarb, CEO

witness	WITNESS:
/s/ Sharon L Wood	/s/ Heidi Zosiak
Sharon Wood